Exhibit 5.3

Simpson Thacher & Bartlett llp

a limited liability partnership

citypoint

one ropemaker street

london ec2y 9hu

telephone: +44-(0)20-7275-6500

facsimile: +44-(0)20-7275-6502

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08
Bermuda

AXIS Specialty Finance LLC

10000 Avalon Blvd.,
Suite 200

Alpharetta
GA 30009

AXIS Specialty Finance PLC
52 Lime Street
London
United Kingdom
EC3M 7AF

(the “Company”, and together with AXIS
Capital Holdings Limited and AXIS
Specialty Finance LLC, the “Addressees”)

November 9, 2022

Dear Sirs

Potential Issue and Sale by AXIS Specialty Finance PLC of AXIS Specialty Finance PLC Debt Securities

Introduction

We refer to the registration statement on Form S-3 (the “Registration Statement”) filed by the Addressees with the United States Securities and Exchange Commission (the “Commission”) on or about the date of this legal opinion under the United States Securities Act of 1933, as amended (the “Securities Act”) and relating to, among other things, the potential issuing and offering for sale of debt securities of the Company (the “AXIS Specialty Finance PLC Debt Securities”).

We have acted as legal advisers to the Company as to certain matters of English law in connection with the preparation, execution and delivery of the Registration Statement and the filing thereof with the Commission under the Securities Act and no other person is our client for any purpose in relation to this opinion letter.

This opinion letter is delivered, at the request of the Company, in connection with the Registration Statement and the filing thereof with the Commission under the Securities Act. Except for terms defined in this opinion letter, terms used in this opinion letter have the same respective meanings as in the Registration Statement. This opinion letter is strictly limited to matters dealt with herein and does not extend to and is not to be read as extending by implication to any other matter.

BEIJING	Brussels	HONG KONG	Houston	Los Angeles	New York	Palo Alto	SÃO PAULO	Tokyo	Washington, D.C.

SIMPSON THACHER & BARTLETT LLP IS REGULATED BY THE SOLICITORS REGULATION AUTHORITY (SRA NO. 380782)
A LIST OF THE PARTNERS’ NAMES IS OPEN TO INSPECTION DURING OFFICE HOURS AT THE ADDRESS ABOVE.

SIMPSON THACHER & BARTLETT LLP IS A REGISTERED LIMITED LIABILITY PARTNERSHIP ESTABLISHED UNDER THE LAWS OF THE
STATE OF NEW YORK. THE PERSONAL LIABILITY OF OUR PARTNERS IS LIMITED TO THE EXTENT PROVIDED IN SUCH LAWS.
ADDITIONAL INFORMATION IS AVAILABLE UPON REQUEST OR AT WWW.SIMPSONTHACHER.COM.

Simpson Thacher & Bartlett llp

Headings used in this opinion letter are for ease of reference only and shall not affect its interpretation.

1.	Documents Examined and Searches

(a)	In connection with this opinion letter we have examined electronic versions of the following documents:

(i)	the certificate of incorporation of the Company obtained from the Registrar of Companies dated 3 January 2014;

(ii)	the trading certificate of the Company obtained from the Registrar of Companies dated 10 January 2014; and

(iii)	the latest articles of association of the Company as adopted on the incorporation of the Company on 3 January 2014, as obtained from the Registrar of Companies (the “Articles of Association”).

(b)	We have also:

(i)	carried out a company search in respect of the Company at 10:00 a.m. (London time) on 9 November 2022 at the Companies Registry (the “Company Search”); and

(ii)	made a telephone enquiry at 10:25 a.m. (London time) on 9 November 2022 of the Central Registry of Winding Up Petitions at the High Court in London in respect of the Company (the “Winding Up Enquiry” and, together with the Company Search, the “Searches”).

The Company Search revealed no order or resolution for the winding-up of the Company and no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator. The Winding Up Enquiry revealed no petition for the winding-up of the Company. These searches and enquiries do not necessarily reveal the up-to-date position and are not conclusive as to whether insolvency proceedings have been commenced against the Company or its assets.

(c)	Except as specified in paragraphs (a) and (b) above, for the purpose of giving this opinion letter we have not examined any other documents or records or made any other searches or enquiries relating to the Company, the other Addressees or the transactions contemplated by the Registration Statement.

2.	Applicable Law

This opinion letter relates only to English domestic law in force and as applied by the courts of England and Wales at the date of this opinion letter and not to its conflict of laws rules.

We assume no obligation to you to update this opinion letter in any respect or to notify you of any future changes in law which may affect the content of this opinion letter. We have not investigated, and express no opinion concerning, the laws of any jurisdiction other than England and Wales.

This opinion letter and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it shall be governed by and shall be construed in accordance with English law. This opinion letter is issued subject to the condition that any person relying on or claiming the benefit of this opinion letter accepts that the courts of England and Wales have exclusive jurisdiction to hear and determine any action or claim arising out of or in connection with this opinion letter.

Simpson Thacher & Bartlett llp

3.	Assumptions

In giving this opinion letter we have assumed that:

(a)	all signatures, stamps and seals are genuine. Any form of electronic signature (including the printed name of the signatory) inserted into an electronic version of a document was inserted by the relevant signatory with the intention to authenticate the document and any person who attested the signature of the signatory was physically present at the time and a witness to the form of signature being inserted;

(b)	all documents submitted to us as originals are complete, accurate, up-to-date and authentic;

(c)	all documents submitted to us as photocopies or facsimile copies or transmitted to us electronically are true and complete copies of original documents which were complete, accurate up-to-date and authentic;

(d)	all statements in any documents furnished to us are, and remain, true and correct;

(e)	no supplement, amendment or waiver has been made to any document submitted to or examined by us (or to the original document where we have examined a copy), none of the documents furnished to us has been terminated;

(f)	the Company is duly registered, as shown by the certificate of incorporation, which is conclusive evidence that the requirements of the Companies Act 2006 (the “Act”), as to registration, have been complied with and that the Company is duly registered under the Act and we assume that no ground exists to challenge successfully the conclusiveness of that evidence;

(g)	the Searches accurately and fully disclosed the up-to-date position of the Company and that there has been no change to their position since the time of those Searches which might affect any of the conclusions stated in this opinion letter;

(h)	each of the parties to the Registration Statement (other than the Company) is duly incorporated or established and is validly existing and, in each case under all applicable laws, has all necessary capacity, power and authority to file the Registration Statement and that each such party has duly authorised and filed the Registration Statement;

(i)	there are no contractual or similar restrictions binding on any party to the Registration Statement which would affect any of the conclusions in this opinion letter;

(j)	the Company was not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 at the time it filed the Registration Statement and it was not or did not become, or will not be or will not become, as a result of the filing of the Registration Statement or the transactions contemplated by it, insolvent or unable to pay its debts within the meaning of that section;

(k)	no application has been made or petition presented to a court, no order has been made, the Company has not given notice or passed any resolution and no other step has been taken by any person to liquidate or wind up the Company or to commence any other bankruptcy, administration or insolvency proceeding relating to the Company or appoint a receiver, administrative receiver, administrator, liquidator or like officer in respect of it or any of its assets and no voluntary arrangement has been proposed or moratorium obtained in respect of the Company;

(l)	no proceedings have been instituted or injunction granted against the Company to restrain it from filing the Registration Statement and the Registration Statement has not been filed by any party in connection with money laundering or any other unlawful activity; and

(m)	there are no agreements or arrangements in existence which modify or supersede any matters upon which we express an opinion in this opinion letter.

Simpson Thacher & Bartlett llp

4.	Opinion

Based on and subject to the foregoing and to the qualifications and limitations set out in paragraph 5 (Qualifications and Limitations), we are of the opinion that the Company has been duly incorporated and is validly existing under the laws of England and Wales with full power, authority and capacity to carry on its business and own its properties within any limits stated in the Articles of Association.

This opinion is limited to the matters expressly stated in this paragraph 4 (Opinion) and does not extend to any other matter.

5.	Qualifications and Limitations

This opinion letter is qualified and limited by and subject to the following:

(a)	Searches

It is our experience that the Searches may be unreliable.

(i)	The Company Search referred to above is not conclusively capable of revealing whether or not:

(A)	a winding up order has been made or a resolution passed for the winding up of a company; or

(B)	an administration order has been made; or

(C)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(D)	a mortgage or charge has been created by a company,

as notice of these matters may not be filed with the Registrar of Companies immediately (and as there is a lapse of time between filing of a matter with the Registrar of Companies and particulars of the matter being available for retrieval through the Companies House search function, searches may not always reveal filed matters), nor is it capable of revealing, before the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented.

(ii)	The Winding up Enquiry referred to above relates only to a compulsory winding up, and not a voluntary winding up, and is not conclusively capable of revealing whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period six months prior to the date when the enquiry was made.

(b)	Insolvency

Any limitations arising from a reconstruction, arrangement or compromise, a scheme within the meaning of Part VII of FSMA, bankruptcy, insolvency, liquidation, administration, moratorium, reorganisation or similar laws affecting the rights of creditors generally.

Simpson Thacher & Bartlett llp

(c)	Other

No opinion is given as to matters of fact and we have assumed that there are no facts which would affect the conclusions given in this opinion letter. We have not been responsible for investigating or verifying the accuracy of, and give no opinion about, the facts, accuracy or enforceability of any of the representations and warranties as to matters of fact (including statements of foreign law), or the reasonableness of any statements of opinion or intention contained in or relevant to any document referred to in this opinion letter (including the Registration Statement) or that no material facts have been omitted from such documents.

6.	Reliance

This opinion letter is given solely for the benefit of the Addressees in connection with the Registration Statement.

This opinion letter and its contents may not be relied upon by or disclosed to any other person or be quoted or made public in any way without our prior written consent, except that we hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Yours faithfully,

/s/ Simpson Thacher & Bartlett LLP

Simpson Thacher & Bartlett LLP